UNITED STATES
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OncoSec Medical Incorporated
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Subject: OncoSec CEO Sends Letter to Fellow Shareholders

Dear Valued Shareholder,

Today, OncoSec’s CEO, Dan O’Connor, released a letter to shareholders discussing the Company’s proposed strategic partnership with CGP and Sirtex. Read the full letter here: https://advancingoncosec.com/materials-for-investors/.

In the letter, Dan explains how the proposed strategic transaction will allow OncoSec to complete its vital clinical trials and drive value for all shareholders, while highlighting the lack of viable solutions presented by Alpha. If you are interested in learning more about the partnership, please go to https://advancingoncosec.com/.

We encourage you to vote “FOR” this critical proposed partnership. Voting instructions can be viewed on this <https://advancingoncosec.com/how-to-vote/> page. No matter how many shares you own, your vote on the WHITE card matters to protect your investment and the future of OncoSec. We look forward to receiving your vote by January 17, 2020, the date of OncoSec’s Special Meeting of Shareholders.

Thank you for your continued commitment to OncoSec.

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